Exhibit 99.1

News Announcement

Conference Call:	Today, April 26, 2007 at 9:00 a.m. EDT
Dial-in numbers:	212/231-6020 or 415/537-1973
Webcast:	www.pngaming.com

Replay information provided below

CONTACT:

William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING FIRST QUARTER

DILUTED EPS OF $0.49 EXCEEDS GUIDANCE

- First Quarter EBITDA of $167.7 Million Exceeds Guidance -

- Establishes 2007 Second Quarter Guidance and Increases Full Year Guidance -

Wyomissing, Penn., (April 26, 2007) – Penn National Gaming, Inc. (PENN: Nasdaq) today reported first quarter operating results for the period ended March 31, 2007, as summarized below.

Summary of First Quarter Results

	Three Months Ended
	March 31,
		2007 Guidance
(in millions, except per share data)	2007	(3)	2006
Net revenues (1)	$596.3	$599.5	$547.8
EBITDA (2)	167.7	159.0	164.8
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, charge for stock compensation, charge for early extinguishment of debt and other expenses	(124.8)	(118.9)	(122.8)
Net income	$42.9	$40.1	$42.0

Diluted earnings per share	$0.49	$0.46	$0.49

(1)          Net revenues for 2006 reflect a reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)          EBITDA is income from operations, excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from operations per GAAP to EBITDA is included in the accompanying financial schedules.

(3)          The figures in this column present the guidance Penn National Gaming provided on February 8, 2007 for the quarter ended March 31, 2007.

-more-

Review of First Quarter 2007 Results vs. Guidance

and First Quarter 2006 Results

	Three Months Ended
	March 31,
	2007 Actual	2007 Guidance (1)	2006 Actual
Diluted earnings per share	$0.49	$0.46	$0.49
Charge for early extinguishment of debt	—	—	0.07
Diluted earnings per share before charge for early extinguishment of debt	$0.49	$0.46	$0.56

(1)          The figures in this column present the guidance Penn National Gaming provided on February 8, 2007 for the quarter ended March 31, 2007.

Commenting on the results, Peter M. Carlino, Chairman and Chief Executive Officer of Penn National Gaming said, “Penn National exceeded its EPS and EBITDA guidance, reflecting operating gains at our two largest properties, growth in Bangor and contributions from our two Gulf Coast facilities which were closed a year ago.  These factors offset the previously anticipated decline in Baton Rouge attributable to hurricane recovery and stabilization, the impact of increased insurance costs, the incremental Illinois tax at our Chicagoland facilities, pre-opening costs at Argosy Casino Riverside and Hollywood Casino at Penn National Race Course and costs associated with the closing of two of our off-track wagering facilities.

“Penn National continues to benefit from the diversification afforded by our portfolio of regional gaming properties, and we are poised for growth as expansion projects at Argosy Casino Riverside and Charles Town, as well as the acquisition of Zia Park Racetrack and its Black Gold Casino, our fourth integrated racing and gaming facility, are now coming on line.  These developments will be followed in 2008 by the completion of three significant projects, including the grand opening early in the year of the Hollywood Casino racing and gaming facility at Penn National Race Course, followed shortly thereafter by the completion and opening of the permanent Hollywood Slots at Bangor facility and substantial additional parking at Lawrenceburg.  All of the Company’s development and expansion projects remain on track with our previously disclosed timetables and budgets.

“Earlier this month, Argosy Casino Riverside’s Mediterranean-themed, nine-story, 258-room hotel and spa opened to the public, generating significant local interest.  With an aggregate 22,000 square feet of meeting, ballroom and function space, including a total of 5,200 square feet of new meeting space and six new state-of-the-art meeting rooms, Argosy Casino Riverside is uniquely positioned to attract more corporate business and private parties to the complex, which is located a few minutes from downtown Kansas City.

“The Governor of Kansas recently signed into law a bill allowing a limited number of slot machines at the state’s existing racetracks and four state-owned, but privately-managed, hotel casino resorts.  Reflecting both our goals for expansion and to offset the potential impact that gaming in Kansas could have on Argosy Riverside in Missouri, Penn National is preparing a proposal for a gaming resort in southeastern Kansas.  We are hopeful that our proven property development and operating disciplines will be important differentiating factors in the state independent review board’s evaluation of our application for a gaming resort in Cherokee County, which will have a referendum on this issue on June 5, 2007.  Before any gaming can begin in the state, local referenda need to be passed, procedures must be put in place for accepting gaming resort applications, threatened lawsuits challenging the constitutionality of the new law need to be resolved, and regulations must be established.

“Last week, we opened phase one of our latest expansion at Charles Town.  With the additional gaming floor capacity, we installed 924 gaming machines, or 800 net new positions, bringing Charles Town’s total count to approximately 5,000 units.  Market demand has supported the ongoing expansion and investment in this facility over the last ten years, and patron response to the new area has been positive since opening.  Last month, the Governor of West Virginia signed into law the West Virginia Lottery Racetrack Table Games Act, which allows the four existing horse and dog tracks in the State to offer table games subject to local voter approval.  All four counties that have racetracks will hold table game referendum votes on June 9, 2007.  We remain very excited about the growth prospects for the facility and its appeal to patrons in the region.  Our next phase of development at Charles Town includes plans for additional gaming floor space to accommodate additional gaming machines or, if approved, table games, a 153-room hotel, and additional food and beverage offerings.

“Last week, Penn National also completed its most recent accretive acquisition, the $200 million purchase of Zia Park Racetrack and its Black Gold Casino, which represents our fourth integrated racing and gaming facility and expands our operations into New Mexico.  Zia Park’s Black Gold Casino features approximately 750 slot machines and the facility’s success in attracting patrons from west Texas has driven revenue growth during its first two years of operation.  We are grateful to the New Mexico Racing Commission and New Mexico Gaming Control Board for their expeditious review of our gaming applications and subsequent approval of the transaction.

“The trial court in Illinois recently ruled that the legislation which singled out four Illinois casinos for a 3% tax surcharge to subsidize horse racing was unconstitutional.  Since Illinois passed House Bill 1918 in the second quarter of 2006, Penn National expensed approximately $13.3 million in incremental tax, including $4.0 million in the first quarter of 2007.  While the Illinois Attorney General has appealed the decision, the four impacted properties remain steadfast in their intention to overturn the legislation and, should we prevail, the incremental taxes paid under protest will be refunded.

“Management remains focused in applying its disciplined approach to diversification in pursuing additional growth that can enhance value for our shareholders based on returns on invested capital and free cash flow growth.  As the remaining projects come on line, we will be well positioned to reduce debt or allocate capital in areas that will create even more opportunities to build value at a time when our EBITDA and free cash flow run rates will significantly exceed the levels we are achieving now.

“With a strong first quarter, the earlier-than-anticipated closing of the Zia transaction and expectations for the Riverside and Charles Town expansions, we are increasing our 2007 financial guidance for EBITDA to $668.6 million, up from $648.1 million, and diluted earnings per share to $1.89, compared with prior guidance of $1.86.”

Development and Expansion Projects

The table below outlines Penn National Gaming’s current pipeline of new or expanded facilities:

			Amount
	New	Planned	Expended	Expected
	Gaming	Total	through	Opening
Project/Scope	Positions	Budget	March 31, 2007	Date
		(in millions)

Charles Town (WV) - Casino expansion, including a 153-room, on-site, hotel and a 65,000 square foot expansion of the gaming floor. Gaming space will be finished in two phases: the first phase was completed in April 2007, allowing for 800 more gaming machines, and the second phase will provide capacity for additional gaming machines or, if approved, table games.	800	$56	$29	First phase of gaming space - April 20, 2007 Hotel - 15 months from receipt of pending building permits Second phase of gaming space - Early 2008

Argosy Casino Riverside (MO) - Construction of 258-room hotel.	—	$66	$49	Hotel - Opened March 2007

Argosy Casino Lawrenceburg (IN) - New two-level 270,000 square foot gaming barge, an additional 1,500 space parking garage and road and infrastructure improvements. The gaming barge will allow 4,000 positions on one level, and another 400 positions will be added to the second level, along with restaurants and other amenities on the gaming barge.	1,600	$310	$70	Parking facility - 2nd Quarter 2008 Gaming facility - 2nd Quarter 2009

HollywoodCasino at Penn National (PA) - Building an integrated racing and gaming facility. Budget includes a $50 million license fee and the purchase of an initial 2,000 slot machines (with the building size sufficient to add 1,000 additional machines), a 2,500 space parking garage and several restaurants.	2,000	$310	$109	1st Quarter 2008

HollywoodSlots at Bangor (ME) - Building a permanent facility, which will include a 1,500 slot facility (1,000 slot machines at opening), a 152-room hotel, 1,500 space parking garage and several restaurants.	525	$131	$14	3rd Quarter 2008

Financial Guidance

The following table sets forth current guidance targets for continuing operations for the 2007 second quarter and full year, based on the following assumptions:

•      The closing of the Zia Park acquisition on April 16, 2007;

•      Increased competition related to new facility openings in the St. Louis market in the fourth quarter of 2007;

•      The recently opened hotel project at Argosy Casino Riverside will take several months before meaningfully contributing to results;

•      Penn National Gaming is currently required by the Illinois Gaming Board to reach a definitive sales agreement for the Empress Casino Hotel by June 30, 2008.  However, the results of Empress Casino Hotel remain included in continuing operations as the Company assumes that the accounting standards for treating properties as “assets held for sale” will not be met in 2007; as such, the results from the property are included in our 2007 second quarter and full year guidance;

•      The Company anticipates spending a material amount to support successful local referenda in both Kansas and West Virginia; these costs will be recorded in corporate overhead;

•      Depreciation and amortization are projected to increase in the second quarter by $9.3 million and the full year 2007 by $21.0 million over the comparable prior year periods;

•      Full year 2007 results will reflect a pre-tax non-cash charge for stock compensation of $26.4 million ($19.1 million, net of taxes, or $0.22 per diluted share);

•      The effective tax rate for federal, state and local income taxes for the second quarter and full year 2007 will be 45.8% and 44.5%, respectively, reflecting the impact of better operating results in jurisdictions with higher state income tax and material amounts of non-deductible lobbying expense in the second quarter;

•      The Company will have approximately 87.8 million diluted shares outstanding as of December 31, 2007; and,

•      There will be no material changes in economic conditions, applicable legislation or regulation, world events, weather, or other circumstances beyond our control that may adversely affect the Company’s results of operations.

	Three Months Ended		Full Year Ended
	June 30, 2007	June 30, 2006	2007 Revised	2007 Prior	2006
(in millions, except per share data)	Guidance	Actual	Guidance	Guidance	Actual
Net revenues	$626.0	$537.8	$2,478.0	$2,453.0	$2,244.5
EBITDA (1)	167.9	155.1	668.6	648.1	629.2
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, charge for stock compensation and other expenses	(127.7)	(112.4)	(503.1)	(485.5)	(469.4)
Net income from continuing operations before charge for early extinguishment of debt, hurricane and goodwill impairment	40.2	42.7	165.5	162.6	159.8
Charge for early extinguishment of debt, net of tax	—	—	—	—	(6.5)
Hurricane, net of tax	—	—	—	—	81.8
Goodwill impairment, net of tax	—	—	—	—	(22.0)
Net income from continuing operations GAAP	$40.2	$42.7	$165.5	$162.6	$213.1
Diluted earnings per share before charge for early extinguishment of debt, hurricane and goodwill impairment	$0.46	$0.49	$1.89	$1.86	$1.84
EPS impact of charge for early extinguishment of debt, hurricane and goodwill impairment	—	—	—	—	0.62
Diluted earnings per share from continuing operations	$0.46	$0.49	$1.89	$1.86	$2.46

(1)          EBITDA is income from operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, hurricane and goodwill impairment, and is inclusive of earnings from joint venture.

2006 EBITDA to 2007 EBITDA Guidance Reconciliation

	Three Months	Full Year
	Ended	Ended
(in millions)	June 30,	December 31,

2006 EBITDA Actual (1)	$155.1	$629.2

Existing Operations/Corporate	17.7	51.3
Zia Park	5.5	18.8
Incremental Insurance Costs	(6.1)	(14.2)
Pre-Opening Expenses	(1.7)	(9.9)
Incremental Illinois 3% Tax	(2.6)	(6.6)

2007 EBITDA Guidance (1)	$167.9	$668.6

(1)          EBITDA is income from operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, hurricane and goodwill impairment, and is inclusive of earnings from joint venture.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information – Operations

(in thousands) (unaudited)

	NET REVENUES (1)		EBITDA (2)
	Three Months Ended March 31,		Three Months Ended March 31,
	2007	2006	2007	2006
Charles Town Entertainment Complex	$119,596	$116,917	$36,785	$34,149
Argosy Casino Lawrenceburg	121,858	120,162	41,706	40,759
Hollywood Casino Aurora	64,500	61,750	20,671	21,399
Empress Casino Hotel	59,613	60,317	13,246	17,521
Argosy Casino Riverside	41,715	38,995	13,066	13,158
Hollywood Casino Baton Rouge	34,881	43,120	14,631	21,069
Argosy Casino Alton	30,863	29,519	8,790	8,183
Hollywood Casino Tunica	26,596	28,159	6,808	7,926
Hollywood Casino Bay St. Louis (3)	23,484	22	4,426	—
Argosy Casino SiouxCity	14,117	14,051	4,629	4,718
Boomtown Biloxi (3)	24,067	—	8,082	—
Hollywood Slots at Bangor	10,976	8,710	3,109	2,194
Bullwhackers	7,131	6,586	785	626
Casino Rama management service contract	3,474	4,387	3,188	4,068
Pennsylvania Racing Operations	11,854	13,087	(428)	917
Raceway Park	1,533	2,020	(178)	21
Earnings from Pennwood Racing, Inc.	—	—	40	413
Corporate overhead	—	—	(11,657)	(12,306)
Total	$596,258	$547,802	$167,699	$164,815

(1)          Net revenues for 2006 reflect a reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)          EBITDA is income from operations excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from operations per GAAP to EBITDA is included in the accompanying financial schedules.

(3)          Hollywood Casino Bay St. Louis and Boomtown Biloxi were closed effective August 28, 2005 due to hurricane damage.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

Reconciliation of EBITDA to Net Income (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

(in thousands) (unaudited)

	Three Months Ended
	March 31,
	2007	2006
EBITDA	$167,699	$164,815
Earnings from joint venture	(40)	(413)
Depreciation and amortization	(35,358)	(29,718)
Charge for stock compensation	(6,598)	(4,911)
Loss on disposals	(923)	(872)
Income from operations	$124,780	$128,901
Interest expense	(48,347)	(48,429)
Interest income	876	903
Earnings from joint venture	40	413
Other	(228)	(110)
Charge for early extinguishment of debt	—	(10,022)
Taxes on income	(34,180)	(29,673)
Net income	$42,941	$41,983

Reconciliation of Income from Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended March 31, 2007

					Earnings
	Income	Charge for	Depreciation	(Gain)/loss	from
	from	stock	and	on disposal of	joint
	operations	compensation	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$30,723	$—	$6,062	$—	$—	$36,785
Argosy Casino Lawrenceburg	37,414	—	4,292	—	—	41,706
Hollywood Casino Aurora	18,332	—	2,339	—	—	20,671
Empress Casino Hotel	10,601	—	3,032	(387)	—	13,246
Argosy Casino Riverside	10,007	—	3,133	(74)	—	13,066
Hollywood Casino Baton Rouge	12,587	—	2,056	(12)	—	14,631
Argosy Casino Alton	6,756	—	2,033	1	—	8,790
Hollywood Casino Tunica	5,004	—	1,824	(20)	—	6,808
Hollywood Casino Bay St. Louis (1)	1,239	—	3,150	37	—	4,426
Argosy Casino Sioux City	3,522	—	1,107	—	—	4,629
Boomtown Biloxi (1)	5,558	—	2,524	—	—	8,082
Hollywood Slots at Bangor	2,058	—	1,051	—	—	3,109
Bullwhackers	136	—	631	18	—	785
Casino Rama management service contract	3,188	—	—	—	—	3,188
Pennsylvania Racing Operations	(2,115)	—	367	1,320	—	(428)
Raceway Park	(247)	—	71	(2)	—	(178)
Earnings from Pennwood Racing, Inc.	—	—	—	—	40	40
Corporate overhead	(19,983)	6,598	1,686	42	—	(11,657)
Total	$124,780	$6,598	$35,358	$923	$40	$167,699

Three Months Ended March 31, 2006

					Earnings
	Income	Charge for	Depreciation	(Gain)/loss	from
	from	stock	and	on disposal of	joint
	operations	compensation	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$29,490	$—	$4,657	$2	$—	$34,149
Argosy Casino Lawrenceburg	36,146	—	4,635	(22)	—	40,759
Hollywood Casino Aurora	19,215	—	2,184	—	—	21,399
Empress Casino Hotel	13,399	—	4,113	9	—	17,521
Argosy Casino Riverside	10,234	—	2,887	37	—	13,158
Hollywood Casino Baton Rouge	18,117	—	2,110	842	—	21,069
Argosy Casino Alton	5,441	—	2,742	—	—	8,183
Hollywood Casino Tunica	5,831	—	2,094	1	—	7,926
Hollywood Casino Bay St. Louis (1)	(156)	—	156	—	—	—
Argosy Casino Sioux City	3,827	—	888	3	—	4,718
Boomtown Biloxi (1)	—	—	—	—	—	—
Hollywood Slots at Bangor	1,333	—	861	—	—	2,194
Bullwhackers	106	—	520	—	—	626
Casino Rama management service contract	4,068	—	—	—	—	4,068
Pennsylvania Racing Operations	645	—	272	—	—	917
Raceway Park	21	—	—	—	—	21
Earnings from Pennwood Racing, Inc.	—	—	—	—	413	413
Corporate overhead	(18,816)	4,911	1,599	—	—	(12,306)
Total	$128,901	$4,911	$29,718	$872	$413	$164,815

(1)          Income from operations and EBITDA for the three months ended March 31, 2006 reflects the closure of Hollywood Casino Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)
	For the Three Months
	Ended March 31,
	2007	2006

Revenues
Gaming (1)	$549,093	$503,450
Management service fee	3,474	4,387
Food, beverage and other	73,770	66,135
Gross revenues	626,337	573,972
Less promotional allowances	(30,079)	(26,170)
Net revenues	596,258	547,802
Operating expenses
Gaming (1)	284,291	255,585
Food, beverage and other	58,330	53,672
General and administrative	93,499	79,926
Depreciation and amortization	35,358	29,718
Total operating expenses	471,478	418,901
Income from operations	124,780	128,901

Other income (expenses)
Interest expense	(48,347)	(48,429)
Interest income	876	903
Earnings from joint venture	40	413
Other	(228)	(110)
Loss on early extinguishment of debt	—	(10,022)
Total other expenses	(47,659)	(57,245)

Income from operations before income taxes	77,121	71,656
Taxes on income	34,180	29,673
Net income	$42,941	$41,983

Basic earnings per share	$0.51	$0.50
Diluted earnings per share	$0.49	$0.49

Weighted average shares outstanding

Basic	84,890	83,646
Diluted	87,472	86,044

(1)          Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA, or earnings before interest, taxes, charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  EBITDA information is presented as a supplemental disclosure, as management believes that it is a widely used measure of performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Diluted earnings per share from operations before charge for early extinguishment of debt is presented solely as a supplemental disclosure, as management believes that it is a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better indicator of the Company’s operating results than diluted net income per share per GAAP.  A reconciliation of the Company’s EBITDA to net income per GAAP, as well as the Company’s EBITDA to income from operations per GAAP, is included in the accompanying financial schedules.

A reconciliation of each property’s EBITDA to income from operations is included in the financial schedules herein.  On a property level, EBITDA is reconciled to income from operations per GAAP, rather than net income per GAAP due to, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Penn National is hosting a conference call and simultaneous webcast at 9:00 am EDT today, both of which are open to the general public.  The conference call number is 212/231-6020 or 415/537-1973; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.pngaming.com; allow 15 minutes to register and download and install any necessary software.

Following its completion, a replay of the call can be accessed until May 10, 2007, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21332388.  A replay of the call can also be accessed for thirty days on the Internet at www.pngaming.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “News” section (select link for “Press Releases”).

About Penn National Gaming

Penn National Gaming owns and operates casino and horse racing facilities with a focus on slot machine entertainment.  The Company presently operates eighteen facilities in fourteen jurisdictions including Colorado, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s operated facilities feature nearly 23,000 slot machines, over 400 table games, approximately 1,731 hotel rooms and approximately 808,000 square feet of gaming floor space.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Penn describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; delays or changes to, or cancellations of, planned capital projects at our gaming and pari-mutuel facilities or an inability to achieve the expected returns from such projects; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses; the maintenance of agreements with our horsemen, pari-mutuel clerks and other organized labor groups; our dependence on key personnel; the impact of terrorism and other international hostilities and the availability and cost of financing and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission. Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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